UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2010
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.
(e)
2010 Corporate Bonus Plan
     On February 18, 2010, the independent members of the Board of Directors (the “Board”) of Genomic Health, Inc. (the “Company”), based on the approval and recommendation of the Compensation Committee of the Board, approved corporate objectives for the first half of 2010 relating to a cash bonus plan for the Company’s employees for the 2010 fiscal year. The Company’s 2010 corporate bonus plan is a discretionary cash incentive award plan designed to align incentive awards for each participant’s individual performance with the Company’s corporate objectives. Eligibility to participate in the plan and actual award amounts are not guaranteed and are determined, in the case of the Company’s executive officers, at the discretion of the independent members of the Board upon the recommendation of the Compensation Committee of the Board. Bonus awards for executive officers will be determined by the Compensation Committee and independent members of the Board at the time of the executive officers’ annual compensation review based on an assessment of the achievement of the specified objectives and individual achievements. Each of the Company’s executive officers has a funding target under the plan of 15% of his or her annual base salary for the 2010 fiscal year, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate and individual performance.
     Corporate performance objectives are established and measured for each half of 2010, with the results averaged to determine the funding pool for members of the Company’s management committee, including its executive officers. Corporate objectives for the first half of 2010 include financial performance objectives, representing 45% of the overall first half objectives, pipeline progress objectives, representing 30% of the overall first half objectives, operational excellence objectives, representing 15% of the overall first half objectives, research objectives, representing 5% of the overall first half objectives, and organizational excellence objectives, representing 5% of the overall first half objectives. Minimum and target achievement levels were defined for certain of the financial performance and pipeline progress objectives, with overachievement enabling the addition of a fixed number of bonus percentage points for such objectives. In addition, the funding target of 15% of base salary could be increased to 20% upon achievement of a separate financial performance goal. No bonus pool funding would be made for the first half of 2010 if the Company did not achieve a specified minimum revenue threshold.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: February 24, 2010

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Operating Officer and Chief Financial Officer